Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-204171) pertaining to the 2014 Omnibus Incentive Plan of Apple Hospitality REIT, Inc., and
(2)
Registration Statement (Form S-8 No. 333-279764) pertaining to the 2024 Omnibus Incentive Plan of Apple Hospitality REIT, Inc.;

of our report dated February 22, 2024, with respect to the consolidated financial statements of Apple Hospitality REIT, Inc., included in this Annual Report (Form 10-K) of Apple Hospitality REIT, Inc. for the year ended December 31, 2024.

/s/ ERNST & YOUNG LLP

Richmond, Virginia

February 24, 2025